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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF CITYSCAPE FINANCIAL CORP.
                               DECEMBER 31, 1997

The following is a list of the Company's subsidiaries which are all owned 100% by Cityscape Financial Corp. who is the ultimate or immediate parent:

Name of Subsidiary                                           Incorporated in
------------------                                           ---------------
A. Cityscape Corp.                                           New York
   1. Cityscape Funding Corporation                          Delaware
   2. Cityscape Funding Corporation II                       Delaware
   3. Cityscape Funding Corporation III                      Delaware
   4. Cityscape Funding Corporation IV                       Delaware
   5. Cityscape Funding Corporation V                        Delaware
   6. City Mortgage Corporation Limited                      United Kingdom
      a. City Mortgage Servicing Limited                     United Kingdom
      b. City Mortgage Financial Services Limited            United Kingdom
      c. J&J Securities Limited                              United Kingdom
      d. City Mortgage Collateral Reserve No. 1 Limited      United Kingdom
      e. Greyfriars Group Limited                            United Kingdom
         I. Greyfriars Financial Services Limited            United Kingdom
            i.    Assured Funding Corporation Limited        United Kingdom
            ii.   Cityscape (UK) Limited                     United Kingdom
            iii.  Midland & General Direct Limited           United Kingdom
            iv.   Home and Family Finance Limited            United Kingdom
            v.    Home Mortgage Corporation Limited          United Kingdom
            vi.   Homestead Finance Limited                  United Kingdom
            vii.  Homeowners Capital Plan Limited            United Kingdom
            viii. Mortgage Management Limited                United Kingdom
            ix.   Secured Funding Limited                    United Kingdom